July 27, 2011

Press Release

Source: Farmers National Banc Corp.

John S. Gulas, President and CEO

20 South Broad Street P.O. Box 555

Canfield, OH 44406

330.533.3341

330.533.0451 (FAX)

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR SECOND QUARTER 2011

CONTINUED GROWTH IN REVENUE FROM FEE BASED SERVICES:

•	Net income was $2.1 million, or $0.11 per diluted share, for the second quarter of 2011, compared to $2.0 million, or $0.15 per diluted share, for the second quarter of 2010.

Return on average assets improved from 0.79% to 0.83% from the second quarter of 2010.
Trust fees and investment commissions for the second quarter of 2011 increased 14% and 104%, respectively, from the second quarter of 2010.

•	Provision for loan losses for the second quarter of 2011 decreased $525 thousand from the second quarter of 2010.

Net interest margin improved to 4.05% for the second quarter of 2011, compared to 4.02% for the second quarter of 2010.

STRONG CAPITAL LEVELS:

•	Tangible common equity to tangible assets improved to 10.11%, compared to 7.92% at June 30, 2010.

IMPROVING ASSET QUALITY:

•	Annualized net charge-offs to average net loans outstanding improved to 0.24% at June 30, 2011, compared to 1.04% at June 30, 2010

•	Loans 30 – 89 days delinquent decreased to $3.8 million at June 30, 2011, compared to $5.7 million at June 30, 2010.

CANFIELD, Ohio (July 27, 2011) – Farmers National Banc Corp. (OTCBB: FMNB) today reported net income of $2.1 million for the quarter ended June 30, 2011, compared to $2.0 million for the second quarter of 2010 and $1.7 million for the first quarter of 2011. Net income for the six months ended June 30, 2011 was $3.8 million, compared to $2.9 million for the same six month period in 2010. On a per share basis, net income for the second quarter ended June 30, 2011 was $0.11 per diluted share, compared $0.15 for the second quarter ended June 30, 2010 and $0.10 for the first quarter ended March 31, 2011. The tangible common equity ratio increased to 10.11% at June 30, 2011, compared to 7.92% at June 30, 2010, mainly as a result of the successful common share offering completed in the first quarter of 2011. The Company’s total assets reported at June 30, 2011 were $1.01 billion, which remains unchanged compared to $1.01 billion in total assets recorded at June 30, 2010.

John S. Gulas, President and CEO, stated “Our net income increased to $3.8 million for the first six months of 2011, which represents a 32% increase over the $2.9 million reported for the same period in 2010. Income from trust fees and investment commissions increased 18% during the same six month period. The increases reflect the continued benefit from our strategy to diversify income streams. The provision for loan losses decreased from $4.4 million for the six month period ending June 30, 2010 to $3.0 million for the six months ended June 30, 2011. This 33% decrease is a result of improved credit quality, as net charge-offs have declined from $3.5 million for the first six months of 2010 to $1.4 million for the same period in 2011. We have also seen a decline in our 30-89 day delinquencies, from $5.7 million at June 30, 2010 to $3.8 million at June 30, 2011.”

Net loans were reported at $557.8 million at June 30, 2011, versus $605.0 million at the same time in 2010, a decrease of $47.2 million, or 7.8%. The decline in loans, particularly in the first quarter of 2011, is related to seasonality in the retail lending portfolio and slow economic growth. The decline in loan balances resulted in a lower level of loan income for the current quarter. Over this same period, deposits increased $9.4 million, or 1.2%, from $760.7 million at June 30, 2010 to $770.1 million at June 30, 2011.

Stockholders’ equity totaled $108.6 million, or 10.7% of total assets, at June 30, 2011, an increase of $21.6 million, or 24.8%, compared to $87.0 million at June 30, 2010. The increase in equity was primarily the result of the successful common share offering completed in the first quarter of 2011, adding approximately $14 million in capital. The increase is also the result of net income and mark to market adjustments in the Company’s investment securities, offset by cash dividends paid to shareholders during the past twelve months. Shareholders received a $0.03 per share cash dividend on June 30, 2011 and a total of $0.12 per share cash dividends paid in the past four quarters. Book value per share decreased 9.4% from $6.41 per share at June 30, 2010 to $5.81 per share at June 30, 2011. This decrease is mainly the result of the increase in shares outstanding, which includes the 5 million shares issued in the first quarter 2011 common share offering. The Company’s tangible book value per share also decreased 7.3% from $5.88 per share at June 30, 2010 to $5.45 per share at June 30, 2011.

Net Interest Income -— Net interest income was $9.2 million for the second quarter of 2011, which compared to $9.2 million in the second quarter of 2010. The net interest margin to average earning assets on a fully taxable equivalent basis improved 3 basis points to 4.05% for the three months ended June 30, 2011, compared to 4.02% for the same period in the prior year. In comparing the quarters ending June 30, 2011 and 2010, yields on earning assets decreased 34 basis points, while the cost of interest bearing liabilities decreased 36 basis points.

On a year-to-date basis, net interest income improved to $18.2 million for the six month period ended June 30, 2011, compared to $18.0 million in the same period in 2010. The annualized net interest margin to average earning assets on a fully taxable equivalent basis was 4.14% for the six months ended June 30, 2011, compared to 4.02% for the same period in the prior year.

Noninterest Income -— Noninterest income was $2.7 million for the second quarter of 2011, which compares to $2.7 million for the same quarter of 2010. Trust fees were $1.4 million for the quarter ended June 30, 2011, an increase of $168 thousand, or 14.0%, compared to the same quarter in 2010. Investment commissions also increased for the quarter ended June 30, 2011 to $263 thousand compared to $129 thousand in the same quarter in 2010.

Noninterest income for the six months ended June 30, 2011 was $5.3 million, compared to $5.1 million for the same period in 2010. The increase in noninterest income is primarily due to increases in trust fee income and investment commissions in 2011 of $274 thousand and $214 thousand, respectively.

Noninterest Expense -— Noninterest expense totaled $8.1 million for the second quarter of 2011, which is $447 thousand more than the $7.6 million in the same quarter in 2010. Most of this increase is a result of a $384 thousand increase in salaries and employee benefits, resulting from a higher number of employees in the current period.

Noninterest expenses for the six months ended June 30, 2011 was $15.9 million, compared to $15.2 million for the same period in 2010, representing an increase of $729 thousand, or 4.8%. The increase is mainly the result of a $595 thousand increase in salaries and employee benefits, resulting from a higher number of employees in the current year.

The Company’s tax equivalent efficiency ratio for the three month period ended June 30, 2011 was 64.42% compared to 62.15% for the same period in 2010. The decline in the efficiency ratio was the result of the $46 thousand decrease in net interest income and noninterest income, and a $447 thousand increase in noninterest expense.

Asset Quality -— Non-performing loans equaled 1.38% of total loans at June 30, 2011, compared to 1.62% at June 30, 2010. Loans 30–89 days delinquent decreased $1.9 million, or 33.5%, to $3.8 million since June 30, 2010. Non-performing loans totaled $7.9 million at June 30, 2011, a decrease of $3.1 million and $2.1 million, compared to March 31, 2011 and June 30, 2010, respectively. The decrease compared to the prior quarter is primarily related to lower levels of non-performing commercial real estate, commercial and residential real estate loans. On June 30, 2011, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 138%, compared to 92% at March 31, 2011 and 83% at June 30, 2010. At June 30, 2011, the ALLL/total loan ratio was 1.91% compared to 1.35% at June 30, 2010. For the three months ended June 30, 2011, management provided $1.1 million to the allowance for loan losses, a decrease of $800 thousand from the preceding quarter and a decrease of $525 thousand over the same three month period in the prior year. Net charge-offs for the quarter ending June 30, 2011 were $336 thousand compared to $1.05 million and $1.6 million for the first quarter of 2011 and the second quarter of 2010, respectively. The provision for loan losses exceeded net charge-offs for the three month period ended June 30, 2011.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates sixteen banking offices throughout Mahoning, Trumbull and Columbiana Counties and two trust offices located in Youngstown and Howland. The bank offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of our tangible common equity ratio and pre-tax, pre-provision income and pre-tax,pre-provision income, excluding gains (losses) on sales of securities, which are non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by generally accepted accounting principles in the United States (GAAP). The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission and is available on the Company’s website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. The Company does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share data)

Consolidated Statements of Income	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,	June 30,	June 30,	Percent
	2011	2011	2010	2010	2010	2011	2010	Change
Total interest income	$11,194	$11,129	$11,980	$12,160	$12,099	$22,323	$24,225	-7.9%
Total interest expense	2,037	2,046	2,218	2,545	2,923	4,083	6,235	-34.5%

Net interest income	9,157	9,083	9,762	9,615	9,176	18,240	17,990	1.4%
Provision for loan losses	1,075	1,875	2,200	1,500	1,600	2,950	4,378	-32.6%
Other income	2,694	2,617	4,456	3,697	2,721	5,311	5,057	5.0%
Other expense	8,092	7,814	7,870	7,917	7,645	15,906	15,177	4.8%

Income before income taxes	2,684	2,011	4,148	3,895	2,652	4,695	3,492	34.5%
Income taxes	567	321	892	1,041	618	888	611	45.3%

Net income	$2,117	$1,690	$3,256	$2,854	$2,034	$3,807	$2,881	32.1%

Average shares outstanding	18,674	16,957	13,610	13,577	13,547	17,820	13,533
Pre-tax pre-provision income	$3,759	$3,886	$6,348	$5,395	$4,252	$7,645	$7,870
Basic and diluted earnings per share	0.11	0.10	0.24	0.21	0.15	0.21	0.21
Cash dividends	560	559	408	407	406	1,119	812
Cash dividends per share	0.03	0.03	0.03	0.03	0.03	0.06	0.06
Performance Ratios
Net Interest Margin (Annualized)	4.05%	4.22%	4.16%	4.11%	4.02%	4.14%	4.02%
Efficiency Ratio (Tax equivalent basis)	64.42%	62.57%	57.34%	61.70%	62.15%	63.50%	62.93%
Return on Average Assets (Annualized)	0.83%	0.69%	1.26%	1.08%	0.79%	0.76%	0.57%
Return on Average Equity (Annualized)	8.05%	7.12%	14.29%	12.95%	9.78%	7.69%	6.89%
Dividends to Net Income	26.45%	33.08%	12.53%	14.26%	19.96%	29.39%	28.18%
Consolidated Statements of Financial Condition
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2011	2011	2010	2010	2010
Assets
Cash and cash equivalents	$45,139	$81,939	$37,305	$70,049	$35,638
Securities available for sale	358,335	315,039	314,347	345,298	324,681
Loans	568,704	576,450	590,367	607,649	613,259
Less allowance for loan losses	10,876	10,137	9,307	7,785	8,255

Net Loans	557,828	566,313	581,060	599,864	605,004

Other assets	52,919	51,270	50,039	49,103	49,481

Total Assets	$1,014,221	$1,014,561	$982,751	$1,064,314	$1,014,804

Liabilities and Stockholders’ Equity
Deposits	$770,063	$765,277	$761,050	$761,025	$760,679
Other interest-bearing liabilities	132,292	143,281	130,367	199,956	163,191
Other liabilities	3,290	2,881	3,286	12,232	3,943

Total liabilities	905,645	911,439	894,703	973,213	927,813
Stockholders’ Equity	108,576	103,122	88,048	91,101	86,991

Total Liabilities
and Stockholders’ Equity	$1,014,221	$1,014,561	$982,751	$1,064,314	$1,014,804

Period-end shares outstanding	18,700	18,674	13,646	13,610	13,577
Book value per share	$5.81	$5.52	$6.45	$6.69	$6.41
Tangible book value per share	5.45	5.16	5.95	6.17	5.88
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	16.90%	16.73%	13.99%	12.87%	12.56%
Tier 1 Capital to Risk Weighted Assets (a)	15.62%	15.46%	12.73%	11.66%	11.31%
Tier 1 Capital to Average Assets (a)	9.49%	9.43%	7.65%	7.19%	7.05%
Equity to Asset Ratio	10.71%	10.16%	8.96%	8.56%	8.57%
Tangible Common Equity Ratio	10.11%	9.56%	8.31%	7.95%	7.92%
Net Loans to Assets	55.00%	55.82%	59.13%	56.36%	59.62%
Loans to Deposits	73.85%	75.33%	77.57%	79.85%	80.62%
Asset Quality
Non-performing loans	7,865	11,011	8,901	9,207	9,954
Other Real Estate Owned	799	856	532	326	145
Non-performing assets	8,664	11,867	9,433	9,533	10,099
Loans 30 - 89 days delinquent	3,758	3,392	7,922	5,888	5,652
Charged-off loans	1,035	1,259	827	2,122	1,690
Recoveries	699	214	150	152	125
Net Charge-offs	336	1,045	677	1,970	1,565
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.24%	0.74%	0.46%	1.31%	1.04%
Allowance for Loan Losses to Total Loans	1.91%	1.76%	1.58%	1.28%	1.35%
Non-performing Loans to Total Loans	1.38%	1.91%	1.51%	1.52%	1.62%
Allowance to Non-performing Loans	138.28%	92.06%	104.56%	84.56%	82.93%
Non-performing Assets to Total Assets	0.85%	1.17%	0.96%	0.90%	1.00%

(a) June 30, 2011 ratio is estimated
Unaudited
Reconciliation of Common Stockholders’ Equity to Tangible Common Equity
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2011	2011	2010	2010	2010
Stockholders’ Equity	$108,576	$103,122	$88,048	$91,101	$86,991
Less Goodwill and other intangibles	6,665	6,777	6,920	7,065	7,210

Tangible Common Equity	$101,911	$96,345	$81,128	$84,036	$79,781

Reconciliation of Total Assets to Tangible Assets
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2011	2011	2010	2010	2010
Total Assets	$1,014,221	$1,014,561	$982,751	$1,064,314	$1,014,804
Less Goodwill and other intangibles	6,665	6,777	6,920	7,065	7,210

Tangible Assets	$1,007,556	$1,007,784	$975,831	$1,057,249	$1,007,594

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income,
Excluding Gains (Losses) on Sales of Securities
	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Income before income taxes	$2,684	$2,011	$4,148	$3,895	$2,652	$4,695	$3,492
Provision for loan losses	1,075	1,875	2,200	1,500	1,600	2,950	4,378
Pre-tax, pre-provision income	$3,759	$3,886	$6,348	$5,395	$4,252	$7,645	$7,870
Gains (losses) on sales of securities	0	0	1,522	1,161	(3)	0	(3)
Pre-tax, pre-provision income, excluding

gains (losses) on sales of securities	$3,759	$3,886	$4,826	$4,234	$4,255	$7,645	$7,873